GLOBAL NOTICE OF STOCK OPTION GRANT
FITBIT, INC. 2015 EQUITY INCENTIVE PLAN
Unless otherwise defined herein, the terms defined in the Fitbit, Inc. (the “Company”) 2015 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Global Notice of Stock Option Grant (the “Notice of Grant”) and the attached Global Stock Option Agreement, including any special terms and conditions for your country set forth in the appendix attached thereto (collectively, the “Option Agreement”). You have been granted an Option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice of Grant and the Option Agreement.
Name:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares:
Type of Option:    _____ Non-Qualified Stock Option
_____ Incentive Stock Option

Expiration Date:	_____________; This Option expires earlier if your Service terminates earlier, as described in the Option Agreement.

Vesting Schedule:
This Option becomes exercisable with respect to the first 25% of the Shares subject to this Option when you complete 12 months of Service from the Vesting Commencement Date. Thereafter, this Option becomes exercisable with respect to an additional 1/48th of the Shares subject to this Option when you complete each month of Service.

Additional Terms:
☐    If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

You understand that your employment or consulting relationship with the Company or a Parent, Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time, and that nothing in this Notice of Grant, the Option Agreement or the Plan changes the nature of that relationship. By accepting this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, this Notice of Grant and the Option Agreement. By accepting this Option, you consent to the electronic delivery and acceptance as further set forth in the Option Agreement.
FITBIT, INC.                By:

GLOBAL STOCK OPTION AGREEMENT
FITBIT, INC. 2015
EQUITY INCENTIVE PLAN
You have been granted an Option by Fitbit, Inc. (the “Company”) under the 2015 Equity Incentive Plan (the “Plan”) to purchase Shares (the “Option”), subject to the terms, restrictions and conditions of the Plan, the Global Notice of Stock Option Grant (the “Notice of Grant”) and this Global Stock Option Agreement, including any special terms and conditions for your country set forth in the appendix attached hereto (the “Appendix”) (collectively, the “Agreement”).
1.Grant of Option. You have been granted the Option for the number of Shares set forth in the Notice of Grant at the Exercise Price per Share set forth in the Notice of Grant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.
If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 limit under Code Section 422(d), it shall be treated as a Nonqualified Stock Option (“NSO”).
2.Termination.
(a)General Rule. If your Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three months after your termination of Service (subject to the expiration detailed in Section 6). If your Service is terminated for Cause, this Option will expire upon the date of such termination.
You acknowledge and agree that the vesting schedule set forth in the Notice of Grant may change prospectively in the event that your service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You acknowledge that the vesting of the Shares pursuant to this Agreement is earned only by continuing Service.
(b)Death; Disability. If you die before your Service terminates (or you die within three months of your termination of Service other than for Cause), then this Option will expire at the close of business at Company headquarters on the date 12 months after the date of death (subject to the expiration detailed in Section 6). If your Service terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after your termination date (subject to the expiration detailed in Section 6).
(c)Termination Date. For purposes of this Option, your Service will be considered terminated as of the date you are no longer actively providing services to the Company or a Parent, Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where you are employed or engaged or the terms of your employment or consulting agreement, if any), and your period of Service will not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where you are employed or engaged or the terms of your employment or consulting agreement, if any. The Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of this Option (including whether you may still be considered to be providing services while on a leave of absence).

1

(d)No Notice. You are responsible for keeping track of these exercise periods following your termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice of Grant.
3.Exercise of Option.
(a)    Right to Exercise. This Option is exercisable during its term in accordance with the vesting schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of your death, Disability, or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement. This Option may not be exercised for a fraction of a Share.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate Exercise Price and any applicable withholding of Tax-Related Items as detailed in Section 8 below.
(c)    Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and any applicable withholding of Tax-Related Items as described below.
4.Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at your election:
(a)    your personal check, wire transfer, or a cashier’s check;
(b)    for U.S. taxpayers only: certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Exercised Shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the Exercise Price of your Option if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;
(c)    cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Exercised Shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding of Tax-Related Items. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special notice of exercise form provided by the Company; or
(d)    other method authorized by the Company.
5.Non-Transferability of Option. In general, except as provided below, only you may exercise this Option prior to your death. You may not transfer or assign this Option, except as provided

2

below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid.
However, if you are a U.S. taxpayer, you may dispose of this Option in your will or in a beneficiary designation. If you are a U.S. taxpayer and this Option is designated as a NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest. In addition, if you are a U.S. taxpayer and this Option is designated as a NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.
This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of you only by you, your guardian, or legal representative, as permitted in the Plan and applicable local laws. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of you.
6.Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice of Grant, which date is 10 years after the grant date (five years after the grant date if this Option is designated as an ISO in the Notice of Grant and Section 5.3 of the Plan applies).
7.Tax Consequences. You should consult a tax adviser for tax consequences relating to this Option in the jurisdiction in which you are subject to tax. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
(a)    Exercising the Option. You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding of Tax-Related Items.
(b)    Notice of Disqualifying Disposition of ISO Shares. If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition. You agree that you may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current compensation paid to you.
8.Responsibility for Taxes. Regardless of any action the Company or, if different, your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

3

Prior to exercise of the Option, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Item withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer, and their respective agents, at their discretion, to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and pursuant to this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided, however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the taxable or withholding event. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. You acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.
9.Nature of Grant. In accepting this Option, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;
(c)    all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;
(d)    you are voluntarily participating in the Plan;
(e)    this Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)    this Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purpose of calculating any severance, resignation,

4

termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments;
(g)    unless otherwise agreed with the Company, this Option and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any Service you may provide as a director of any Parent, Subsidiary or Affiliate;
(h)    the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)    if the underlying Shares do not increase in value, this Option will have no value;
(j)    if you exercise this Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of your Service (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where you are employed or engaged or the terms of your employment or service agreement, if any), and in consideration of the grant of this Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, the Employer or any Parent, Subsidiary or Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer or any Parent, Subsidiary or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(l)    if you are providing Service outside the United States, neither the Employer, the Company nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of this Option or of any amounts due to you pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.
10.Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all stock options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to third parties in connection with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by

5

contacting your local human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understands that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Service status and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that Company would not be able to grant you stock options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
11.Acknowledgement. The Company and you agree that this Option is granted under and governed by the Notice of Grant, this Agreement and the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan prospectus, (ii) represent that you have carefully read and are familiar with the provisions in the grant documents, and (iii) hereby accept this Option subject to all of the terms and conditions set forth in this Agreement and those set forth in the Plan and the Notice of Grant. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement.
12.Consent to Electronic Delivery and Acceptance of All Plan Documents and Disclosures. By your acceptance of this Option, you consent to the electronic delivery of the Notice of Grant, this Agreement, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its stockholders (including, without limitation, annual reports and proxy statements) or other communications or information related to this Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at stockadmin@fitbit.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. You agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stockadmin@fitbit.com. Finally, you understand that you are not required to consent to electronic delivery.
13.Compliance with Laws and Regulations. The exercise of this Option will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer, which compliance the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that the Company shall have unilateral authority to amend the Plan and this Agreement without your consent to the extent necessary to comply with securities

6

or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
14.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
15.Governing Law; Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice of Grant and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California in San Francisco County or the federal courts of the United States for the Northern District of California and no other courts.
16.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
17.No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.
18.Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the Exercise Price per Share may be adjusted pursuant to the Plan.
19.Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, you hereby agree not to sell, make any short sale of, loan, grant any Option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.
20.Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option shall be subject to clawback or recoupment pursuant to any clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service that

7

is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your Option (whether vested or unvested) and the recoupment of any gains realized with respect to your Option.
21.Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice of Grant constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning this Option are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
22.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the Shares or rights to Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.
23.Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
24.Appendix. Notwithstanding any provisions in this Agreement, this Option shall be subject to any special terms and conditions set forth in any Appendix hereto for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
25.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
26.Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.
BY ACCEPTING THIS OPTION, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

8

APPENDIX TO
GLOBAL STOCK OPTION AGREEMENT

FITBIT, INC. 2015
EQUITY INCENTIVE PLAN
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Global Stock Option Agreement, the Notice of Grant or in the Plan.
Terms and Conditions
This Appendix includes special terms and conditions that govern this Option if you reside and/or work in one of the countries listed below. If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you transfer to another country after receiving this Option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix also includes information regarding securities, exchange control, tax and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of May 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information contained herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you exercise this Option or at the time you sell any Shares acquired under the Plan. In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Therefore, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
If you are a citizen or resident (or are considered as such for local tax purposes) of a country other than the country in which you are currently residing and/or working, or if you transfer to another country after the grant of this Option, the information contained herein may not be applicable to you in the same manner.

AUSTRALIA
Terms and Conditions
Breach of Law. Notwithstanding anything to the contrary in the Plan or the Option Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its stockholders in a general meeting for the purpose of overcoming any such limitation or restriction.
Notifications
Securities Law Information. If you acquire Shares under the Plan and offer such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding the disclosure obligations prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf.
BELARUS
Terms and Conditions
Exercise of Option. The following provision supplements Sections 3 and 4 of the Global Stock Option Agreement:
Unless otherwise determined by the Committee, to exercise this Option, you must pay the Exercise Price by a cashless sell-all exercise method using a licensed securities broker acceptable to the Company, such that all Exercised Shares will be sold immediately upon exercise (i.e., a “same day sale”) and the proceeds of sale, less the Exercise Price, any Tax-Related Items withholding and broker’s fees and commissions, will be remitted to you. You shall not be permitted to hold Shares following the exercise of this Option. In the event that your Service terminates, the unvested portion of this Option will be forfeited and you must exercise the vested portion of this Option within such time set forth in the Notice of Grant and the Agreement.
Exchange Control Acknowledgement. You agree to comply with any exchange control requirements arising out of the exercise of this Option and the sale of Shares, including any requirement to obtain a permit from the National Bank of the Republic of Belarus (the “National Bank”) to exercise this Option. To obtain the permit, you may be required to submit certain documents to the National Bank, including: (i) an application in a prescribed form; (ii) a copy of a personal identification document; (iii) information on the Shares to be acquired (e.g., type, number, par value, name of the issuer); and (iv) a copy of the Agreement.
Please note that exchange control regulations in Belarus are subject to change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to exercising this Option or receiving proceeds from the sale of Shares acquired under the Plan.

BRAZIL
Terms and Conditions

Compliance with Law. By accepting this Option, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with this Option, the sale of Shares acquired under the Plan and the receipt of any dividends.
Notifications
Exchange Control Information. Brazilian residents are required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.
Tax on Financial Transaction (IOF). Payments to foreign countries (including the payment of the Exercise Price) and repatriation of funds into Brazil and the conversion of BRL to USD associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan.
CANADA
Terms and Conditions
Method of Payment. The following provision supplements Section 4 of the Global Stock Option Agreement:
Due to regulatory considerations in Canada, you are prohibited from surrendering Shares that you already own or attesting to the ownership of Shares to pay the Exercise Price or any Tax-Related Items in connection with this Option.
Termination Date. The following provisions replace Section 2(c) of the Global Stock Option Agreement in its entirety:
For purposes of this Option, your Service will be considered terminated as of the date that is the earliest of (i) the date on which your Service is terminated, (ii) the date on which you receive notice of termination of your Service, and (iii) the date on which you are no longer actively providing Services to the Company or the Employer, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law. The Committee shall have the exclusive discretion to determine when your active provision of services is terminated for purposes of this Option (including whether you may still be considered actively employed while on a leave of absence).
The following terms and conditions apply if you are a Quebec resident:
Language. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and any Subsidiary or Affiliate and the Committee to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in your employee file.

Notifications
Foreign Asset/Account Reporting Information. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including this Option, Shares) on form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds C$100,000 at any time during the calendar year. The unvested portion of this Option also must be reported (generally at nil cost) on Form 1135 if the C$100,000 threshold is exceeded due to other foreign property you hold. The Form T1135 must be filed at the same time you file your annual tax return. You should consult your personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following terms and conditions apply to you only if you are subject to the exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.
Exercise of Option. The following provisions supplement Section 3 of the Global Stock Option Agreement:
Notwithstanding any provision of the Plan, the Agreement and the Notice of Grant, this Option shall not vest nor be exercisable until all necessary exchange control and other approvals from the SAFE or its local counterpart have been received by the Company or its Chinese Subsidiary under applicable exchange control rules with respect to the Plan and the awards thereunder.
Cashless Exercise Restriction. The following provisions supplement Section 4 of the Global Stock Option Agreement:
Notwithstanding anything to the contrary in the Agreement, due to legal restrictions in China, you will be required to pay the Exercise Price by a cashless sell-call exercise through a licensed securities broker acceptable to the Company, such that all Shares subject to this Option will be sold immediately upon exercise (i.e., a “same day sale”) and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with any applicable exchange control laws and regulations including but not limited to the restrictions set forth in this Appendix for China below under “Exchange Control Requirements.” The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
Exchange Control Requirements.  By accepting this Option, you understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the immediate sale of the Shares issued upon the exercise of this Option to China. You further understand that, under local law, such repatriation of cash proceeds may need to be effectuated through a special exchange control account established by the Company and/or its Parent, Subsidiary or Affiliate, and you hereby consent and agree that any proceeds from the sale of any Shares you acquire may be transferred to such special account prior to being delivered to you. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
The proceeds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand and agree that you will be required to set up a U.S. dollar bank account in China (if you do not already have one) so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, you further understand and agree that the Company or its Parent, Subsidiary or Affiliate is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions.

You agree to bear any currency fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to you through the special account described above.
You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with China exchange control requirements.
Notifications
Exchange Control Information. Chinese residents may be required to report to SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents.
FRANCE
Terms and Conditions
Language Consent. By accepting this Option, you confirm having read and understood the documents relating to this Option (e.g., the Plan and the Agreement and the Notice of Grant) which were provided in the English language. You accordingly accept the terms of those documents.
Consentement a la Langue. En signant et renvoyant cet Accord, ou par acceptant autrement l’Accord, le Titulaire de l’Option confirme ainsi avoir lu et compris les documents relatifs à l’Option, (c’est-à-dire, Le Plan et cet Accord) qui ont été fournis en langue anglaise. Le Titulaire de l’Option accepte les termes de ces documents en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Information. French residents are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing their annual tax returns. You should consult your personal advisor to ensure compliance with applicable reporting obligations.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with the sale of Shares acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.
HONG KONG
Terms and Conditions
Sale of Shares. You agree that, in the event that any portion of this Option becomes vested and is exercisable prior to the six-month anniversary of the Date of Grant, you will not sell any Shares acquired upon exercise of this Option prior to the six-month anniversary of the Date of Grant. This Option and Shares purchased under the Plan are accepted as a personal investment.

Nature of Grant. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, this Option shall be void.
Notifications
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. Neither the grant of this Option nor the issuance of Shares upon exercise of this Option constitutes a public offering of securities under Hong Kong law and is available only to Employees, Non-Employee Directors and Consultants. The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with this Option (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible Employee, Non-Employee Director or Consultant and may not be distributed to any other person. If you have questions regarding the contents of the Agreement, including this Appendix or the Plan, you should obtain independent professional advice.
INDIA
Terms and Conditions
Exercise of Option. The following provisions supplement Section 4 of the Global Stock Option Agreement:
Notwithstanding any provision of the Plan, the Agreement and the Notice of Grant, due to legal restrictions in India, you will not be permitted to pay the Exercise Price through any form of payment whereby some, but not all, of the Shares purchased upon exercise of this Option are sold to pay the Exercise Price.  However, you will be permitted to pay the Exercise Price through any other form of payment set forth in the Agreement.  Further, the Company reserves the right to allow additional forms of payment to you depending on the development of local law.
Notifications
Exchange Control Information. Indian residents are required to repatriate to India any proceeds from the sale of Shares acquired under the Plan within 90 days of receipt and any dividends within 180 days of payment. Indian residents subject to these repatriation obligations should obtain a foreign inward remittance certificate (“FIRC”) or other similar form from the bank where they deposit the funds and should maintains the FIRC or other form as evidence of the repatriation of funds in the event the Reserve Bank of India or their employer request proof of repatriation.
Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) on their annual tax returns.  You are solely responsible for complying with this reporting obligation and should speak to your personal tax advisor to the extent you have questions in this regard.

IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors and secretaries of the Company’s Irish Parents, Subsidiaries or Affiliates are subject to certain notification requirements under the Irish Companies Act. Directors, shadow directors and secretaries must notify the Irish Parents, Subsidiaries or Affiliates in writing of their interest in the Company (e.g., this Option, Shares, etc.) and the number and class of Shares or rights to which the interest relates within five business days of the acquisition or disposal of Shares or within five business days of becoming aware of the event giving rise to the notification. This disclosure requirement also applies to any rights or Shares acquired by the director’s spouse or children (under the age of 18).
Starting June 1, 2015, new legislation is expected to take effect, and once in effect, the obligation described above will not apply if the director's interest in the Company represents one percent or less of the Company’s share capital or does not carry the right to vote.
ITALY
Terms and Conditions
Exercise of Option. The following provisions supplement Sections 3 and 4 of the Global Stock Option Agreement:
Unless otherwise determined by the Committee, to exercise this Option, you must pay the Exercise Price by a cashless exercise method. Under the cashless exercise method, you must use a licensed securities broker acceptable to the Company, such that all Exercised Shares will be sold immediately upon exercise (i.e., a “same day sale”) and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees and commissions, will be remitted to you. The Company reserves the right to make additional forms of exercise available to you should they be available under Italian securities law.
Data Privacy. The following provisions replace Section 10 of the Global Stock Option Agreement in its entirety:
You understand that the Employer, the Company, its Parent and any Subsidiaries or Affiliates may hold certain personal information about you, including your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships that you hold in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is Fitbit, Inc., with its principal operating offices at 405 Howard Street, San Francisco, CA 94105 USA, and its representative in Italy is Fitbit Limited, Ufficio Di Rappresentanza, Via Paolo Barison, 42 Roma (RM) Cap 00142, Italy.
You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. You further understand that the Company, its Parent and any Subsidiaries or Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or its Parent, Subsidiaries or Affiliates may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom you may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, you understand that the Company will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, ask for rectification of Data and cease, for legitimate reason, any processing of Data. Furthermore, you are aware that Data will not be used for direct marketing purposes. In addition, Data provided may be reviewed and questions or complaints can be addressed by contacting your local human resources department.
Plan Document Acknowledgment. By accepting this Option, you acknowledge that you have received a copy of the Plan, the Agreement, the Notice of Grant and this Appendix and reviewed the Plan, the Agreement, the Notice of Grant and this Appendix in their entirety and fully accept all provisions thereof. You further acknowledge that you have read and specifically and expressly approve the following provisions of the Agreement: (i) Responsibility for Taxes; (ii) Non-Transferability of Option; (iii) Language; (iv) Governing Law; Venue; (v) the Terms and Conditions in this Appendix, as well as the Data Privacy section included in this Appendix.
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (such as cash, Shares or this Option) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due. The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
JAPAN
Notifications
Exchange Control Information. If you acquire Shares valued at more than ¥100 million in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (the “MOF”) through the Bank of Japan within 20 days of the acquisition.
In addition, if you pay more than ¥30 million in a single transaction for the purchase of Shares when you exercise this Option, you must file a Payment Report with the MOF through the Bank of Japan within 20 days of the date that the payment is made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan. Please note that a Payment Report is required independently from a Securities Acquisition Report. Therefore, you must file both a Payment Report and a Securities Acquisition Report if the total amount that you pay in a single transaction for exercising this Option and purchasing Shares exceeds ¥100 million.
Foreign Asset/Account Reporting Information. You will be required to report details of any assets held outside of Japan as of December 31 (including the Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of your outstanding Option, as well as the Shares, in the report.
KOREA
Notifications
Exchange Control Information. To remit funds out of Korea to exercise this Option by a cash-exercise method, you must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure (i.e., the bank does not need to approve the remittance and the process should not take more than a single day). You likely will need to present the bank processing the transaction supporting documentation evidencing the nature of the remittance.
If you realize US$500,000 or more from the sale of Shares or the receipt of any dividends in a single transaction, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale or receipt of such proceeds.
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  You should consult with your personal tax advisor to determine your personal reporting obligations.
NORWAY
There are no country-specific provisions.
PHILIPPINES
Terms and Conditions
Securities Law Acknowledgment. You acknowledge that you are not permitted to sell Shares acquired under the Plan within the Philippines; any sale of Shares shall take place outside of the Philippines through a U.S. broker appointed by the Company (or such other broker to whom you may transfer the Shares), provided that such sale takes place through the facilities of the stock exchange on which the Common Stock is listed.
RUSSIA
Terms and Conditions
U.S. Transaction. You understand that the acceptance of this Option results in an agreement between you and the Company that is completed in the United States and that the Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. Upon exercise of this Option, any Shares to be issued to you shall be held or delivered to you in the United States and in no event will such Shares be delivered to you in Russia. You acknowledge that you are not permitted to sell or otherwise transfer Shares directly to other individuals in Russia, nor are you permitted to bring any certificates representing the Shares into Russia (if such certificates are actually issued).
Exercise of Option. The following provisions supplement Section 4 of the Global Stock Option Agreement:

Depending on the development of local regulatory requirements, the Company reserves the right to restrict you to the cashless sell-all method of exercise, whereby all Exercised Shares will be sold immediately upon exercise and the sales proceeds, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with any applicable laws and regulations. If the Company restricts you to the cashless-sell-all method of exercise, you will not be permitted to hold Shares after exercise.
Data Privacy. You hereby acknowledge that you have read and understood the terms regarding collection, processing and transfer of Data contained in Section 10 of the Agreement and, by participating in the Plan, you agree to such terms. In this regard, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Russia, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement.
Notifications
Securities Law Information. The Agreement, the Notice of Grant, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia. Therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Information. You may be subject to certain exchange control obligations under which any cash proceeds you receive related to the Shares (such as proceeds from the sale of the Shares, but not including dividends on Shares) must be repatriated to Russia within a reasonably short period after receipt. Such cash amounts may be required to be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia. After the funds are initially received in Russia, they may be able to be further remitted to a foreign bank subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing. You should contact your bank in Russia and consult with your personal legal advisor to confirm the application of the exchange control rules to this Option prior to exercising this Option. Significant penalties may apply in the case of non-compliance with the exchange control requirements and exchange control requirements are subject to change.
Labor Law Information. If you continue to hold Shares acquired at exercise of this Option after an involuntary termination of your Service, you may not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Law Information. Certain individuals who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly in a foreign company (including Shares acquired under the Plan). You should consult with your personal legal advisor to determine whether this law applies to you.
SINGAPORE
Notifications
Securities Law Information. This Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that this Option is subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.
Chief Executive Officer and Director Notification Obligation. If you are a chief executive officer, director, associate director or shadow director1 of a Singapore Subsidiary or Affiliate, you must notify the Singapore Subsidiary or Affiliate in writing of an interest (e.g., this Option, Shares, etc.) in the Company or any Subsidiary or Affiliate within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of Shares), or (iii) becoming a chief executive officer, director, associate director or shadow director.
SPAIN
Terms and Conditions
Nature of Grant. The following provisions supplement Section 9 of the Global Stock Option Agreement:
In accepting this Option, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
Further, you understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant stock options under the Plan to individuals who provide Service to the Company or its Parents, Subsidiaries or Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any award will not economically or otherwise bind the Company or any of its Parents, Subsidiaries or Affiliates on an ongoing basis, other than as provided in the Plan and Agreement. Consequently, you understand that this Option is granted on the assumption and condition that this Option or the Shares acquired upon settlement shall not become a part of any employment or consulting agreement (either with the Company or any Parent, Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this award would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the award of this Options shall be null and void.
You also understand and agree that, as a condition of the grant and vesting of this Option, upon the termination of your Service for any reason (including the reasons listed below), this Option will cease vesting immediately, in whole or in part, effective on the date of termination of your Service. This will be the case, for example, even in the event of a termination of your Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in the “Termination” and “Nature of Grant” sections of the Agreement.

___________________________________________
1 A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary or Affiliate but who has sufficient control so that the board of directors of the Singapore Subsidiary or Affiliate acts in accordance with the directions or instructions of the individual.

Notifications
Securities Law Information. The grant of this Option and the Shares issued pursuant to the exercise of this Option are considered a private placement outside of the scope of Spanish laws on public offerings and issuances of securities.
Exchange Control Information. To participate in the Plan, you must comply with exchange control regulations in Spain. The purchase of Shares upon exercise of this Option and the sale of Shares must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Industry, Tourism and Commerce. Because you will not purchase or sell the Shares through the use of a Spanish financial institution, you must make the declaration yourself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the Shares are owned or to report the sale of the Shares; however, if the value of the Shares acquired or the amount of the sale proceeds you realize from the sale of Shares exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.
Foreign Asset/Account Reporting Information. Spanish residents holding rights or assets (e.g., Shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year are required to report information on such rights and assets on their tax returns for such year. After such rights and assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant year. It is your responsibility to comply with these reporting obligations, and you should consult with your personal tax and legal advisors in this regard.
In addition, Spanish residents are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.
SWEDEN
There are no country-specific provisions.
TAIWAN
Notifications
Securities Law Information. The offer of participation in the Plan is available only to those who provide Service. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. The acquisition or conversion of foreign currency and the remittance of such amounts (including proceeds from the sale of Shares) to Taiwan may trigger certain annual or periodic exchange control reporting. If the transaction amount is TWD500,000 or more in a single transaction, Taiwanese residents may be required to submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provisions supplement Section 8 of the Global Stock Option Agreement:

You agree that if payment or withholding of income tax due is not made within 90 days of the end of the U.K. tax year in which the taxable event occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount of any uncollected income tax shall constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”) and will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement. Notwithstanding the foregoing, if you are an executive officer or director of the Company (within the meaning of Section 13(k) of the Exchange Act), you shall not be eligible for a loan from the Company to cover the income tax due. In the event that you are an executive officer or director and income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of employee NICs due on this additional benefit which the Company and/or the Employer may recover from you by any of the means set forth in Section 8 of the Agreement.
Joint Election. As a condition of your participation in the Plan, you agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with this Option and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, you agree to enter into a joint election with the Company and/or the Employer (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Employer. You further agree that the Company and/or the Employer may collect the Employer’s NICs from you by any of the means set forth in Section 8 of the Agreement.
If you do not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC, if the Joint Election is revoked by the Company or the Employer (as applicable), or if the Joint Election is jointly revoked by you and the Company or the Employer (as applicable), the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any Shares or proceeds from the sale of Shares to you upon exercise of this Option.